As filed with the Securities and Exchange Commission July 28, 2006
                                                   Registration No. 333-________
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

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                              E.DIGITAL CORPORATION
                 (Name of small business issuer in its charter)

                                   ----------
            Delaware                                    33- 0591385
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)
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                            16770 West Bernardo Drive
                           San Diego, California 92127
                                 (858) 304-3016
   (Address and telephone number of principal executive offices and principal place of business)

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                       2005 Equity-Based Compensation Plan
                            (Full title of the plan)
                                   ----------

                           William Blakeley, President
                              e.Digital Corporation
                            16770 West Bernardo Drive
                           San Diego, California 92127
                                 (858) 304-3016
            (Name, address and telephone number of agent for service)

                                    Copy to:
                              Curt C. Barwick, Esq.
                        McConnell, Dunning & Barwick LLP
                            15 Enterprise, Suite 360
                          Aliso Viejo, California 92656
                                 (949) 900-4400

                         CALCULATION OF REGISTRATION FEE

  Title of                        Proposed       Proposed
 securities                        maximum       aggregate
    to be       Amount to be   offering price    offering       Amount of
 registered     registered*      per share**      price**    registration fee
------------    ------------   --------------   ----------   ----------------
Common Stock      10,000,000       $0.129       $1,290,000        $138

* Plus, in accordance with Rule 416 of the General Rules and Regulations under the Securities Act of 1933 (the "General Rules"), such indeterminate number of additional shares of Common Stock as may become issuable pursuant to anti-dilution provisions of the 2005 Equity-Based Compensation Plan ( the "Plan").

** Estimated solely for the purpose of determining the amount of the registration fee and, pursuant to Rules 457(c) and 457(h) of the General Rules, based upon the average of the high and low sale prices of the Common Stock as reported on the NASD OTC Electronic Bulletin Board on July 25, 2006. These shares of Common Stock represent shares issuable under the Plan.

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

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item  1. Plan Information*

Item  2. Registrant Information and Employee Plan Annual Information*

      *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item  3. Incorporation of Documents by Reference

      The following documents filed by e.Digital Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

      (i) the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2006; (Commission File No. 0-20734); and

      (ii) The description of our common stock contained in the Proxy Statement filed with the Securities and Exchange Commission on July 3, 1996 pursuant to Section 14(a) of the Securities Exchange Act of 1934, together with all amendments or supplements thereto filed for the purpose of updating such description.

      In addition, any document filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares of Common Stock registered hereunder have been sold or that de-registers all such shares of Common Stock then remaining unsold, will be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item  4. Description of Securities

      Not applicable.

Item  5. Interests of Named Experts and Counsel

      Not applicable.

Item 6. Indemnification of Directors and Officers

      Article TENTH of the Certificate of Incorporation of the Company provides:

            "TENTH: The corporation shall, to the fullest extent legally permissible under the provisions of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify and hold harmless any and all persons whom it shall have power to indemnify under said provisions from and against any and all liabilities (including expenses) imposed upon or reasonably incurred by him in connection with any action, suit or other proceeding in which he may be involved or with which he may be threatened, or other matters referred to in or covered by said provisions both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer of the corporation. Such indemnification provided shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, Agreement or Resolution adopted by the shareholders entitled to vote thereon after notice."

      The Company's Bylaws provide that an officer, director, employee or agent of the Company is entitled to be indemnified for the expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him by reason of any action, suit or proceeding brought against him by virtue of his acting as such officer, director, employee or agent, provided he acted in good faith or in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      The Company has directors and officers liability insurance. The insurance policy covers liability for claims made against directors and officers for their wrongful acts involving errors, misstatements, misleading statements or acts or omissions or neglect or breach of duty, while acting in their individual or collective capacities for any matter claimed against them solely by reason of their being directors or officers of the Company. The coverage includes damages, judgment, settlements and costs of legal actions, claims or proceedings and appeals therefrom but does not include fines or penalties imposed by law for matters which may be deemed uninsurable under the law.

      If Delaware law and California law are in conflict with regard to the Company's power or obligation to indemnify, and the issue were to be contested in Delaware and/or California, the legal outcome is unpredictable.

Item  7. Exemption from Registration Claims

      Not applicable.

Item  8. Exhibits

      4.1 2005 Equity-Based Compensation Plan, filed as Exhibit B to the to the Company's July 12, 2005 Definitive Proxy Statement.

      5.1   Opinion of McConnell, Dunning & Barwick LLP.*

      23.1 Consent of Singer Lewak Greenbaum & Goldstein LLP, Independent Registered Public Accounting Firm.*

      23.2  Consent of McConnell, Dunning & Barwick LLP, included in Exhibit
            5.1.*

      24.1  Power of Attorney, included on signature page.

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* Except as otherwise indicated above, each exhibit marked with an asterisk is filed concurrently herewith. Each exhibit not marked with an asterisk is incorporated by reference to an exhibit previously filed by the Company as indicated above.

Item  9. Undertakings

      The Company hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            (ii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereunder which remain unsold at the termination of the offering.

      The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the above-described provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on July 27, 2006.

                                       e.Digital Corporation


                                       By: /s/ William Blakeley
                                           -------------------------------------
                                             William Blakeley,
                                             President, Chief Technical Officer

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                                POWER OF ATTORNEY

      Each person whose signature to this Registration Statement appears below hereby appoints Alex Diaz and Robert Putnam, and each of them, as his attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

                                   ----------

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Name                           Position                        Date
----------------------  ----------------------------------------   -------------


/s/ Alex Diaz           Chairman of the Board and Director         July 27, 2006
----------------------
Alex Diaz


/s/ William Blakeley    President, Chief Technical Officer         July 27, 2006
----------------------
William Blakeley        (Principal Executive Officer)


/s/ Robert Putnam       Interim Chief Accounting Officer, Senior   July 27, 2006
----------------------
Robert Putnam           Vice President and Director (Principal
                        Financial and Accounting Officer)


/s/Allen Cocumelli      Director                                   July 27, 2006
----------------------
Allen Cocumelli


/s/ Renee Warden        Director                                   July 27, 2006
----------------------
Renee Warden

                                  EXHIBIT INDEX

Exhibit No.   Description
-----------   -----------

4.1 2005 Equity-Based Compensation Plan, filed as Exhibit B to the to the Company's July 12, 2005 Definitive Proxy Statement.

5.1           Opinion of McConnell, Dunning & Barwick LLP.*

23.1 Consent of Singer Lewak Greenbaum & Goldstein LLP, Independent Registered Public Accounting Firm.*

23.2          Consent of McConnell, Dunning & Barwick LLP, included in Exhibit
              5.1.*

24.1          Power of Attorney, included on signature page.

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* Except as otherwise indicated above, each exhibit marked with an asterisk is filed concurrently herewith. Each exhibit not marked with an asterisk is incorporated by reference to an exhibit previously filed by the Company as indicated above.